Exhibit 32.1

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

PISMO COAST VILLAGE, INC.

The undersigned, being the President and Chief Executive Officer and the Vice President-Finance and Chief Financial Officer, respectively, of Pismo Coast Village, Inc., do hereby certify, in compliance with Title 18, Chapter 63, Section 1350 of the United States Code, that the periodic report which this Certification accompanies fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in said periodic report fairly presents, in all material respects, the financial condition and results of operation of the issuer.

Date:	December 18, 2025	/s/ George Pappi ,
George Pappi
President and Chief Executive Officer

Date:	December 18 2025	/s/ Suzanne M Colvin ,
Suzanne M Colvin
Vice President-Finance
and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.